UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 6, 2005

The Immune Response Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-18006	33-0255679
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5931 Darwin Court, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 431-7080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 6, 2005, our Board of Directors elected James B. Glavin to the Board. Mr. Glavin had served on our Board from 1987 until his retirement from the Board on June 14, 2005.

We asked Mr. Glavin to consider returning to the Board, and he agreed to do so if elected, because we were unable before or after his retirement to recruit a replacement independent director to serve on the Audit Committee who qualified as a financial expert as contemplated and required by Nasdaq Marketplace Rule 4350(d)(2)(A) (the "Nasdaq Rule"). Mr. Glavin had previously filled that role for us. On July 6, 2005, the Board appointed him as a member (and Chair) of the Audit Committee, and we thereby returned to compliance with the Nasdaq Rule.

Mr. Glavin, who is now 70 years old, was our Chairman from 1993 until February 2005. He is also a director of Meridian Fund, Inc. Mr. Glavin's term as a director will expire at our 2007 annual meeting of stockholders, but we anticipate that Mr. Glavin would return to retirement when and if we successfully recruit a replacement independent director to serve on the Audit Committee who qualifies as a financial expert under the Nasdaq Rule.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Immune Response Corporation

July 12, 2005	By:	/s/ Michael K. Green

Name: Michael K. Green
Title: Vice President, Finance and Chief Financial Officer